UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2006

INDIGO-ENERGY, INC.
(Formerly, PROCARE AMERICA, INC.)
 (Exact name of registrant as specified in its charter)

Nevada	2-75313	84-0871427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11350 Random Hills Road, Suite 800, Fairfax, Virginia		22030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 385-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02-Unregistered Sales of equity Securities

On March 3, 2006, the Registrant sold a total of 2,212,000 shares of its common stock for cash to accredited investors pursuant to Rule 506 of Regulation D. The Registrant received a total of $253,000 from the sale of these shares and did not pay any underwriting discounts, commissions or other fees in connection with this sale. The Registrant sold the shares in an offering to a limited number of accredited investors without any public solicitation or advertising. The Registrant will file a notice on Form D for these sales as required in Regulation D.

Also on March 3, 2006, the Registrant issued 75,305,000 shares of common stock to officers, consultants and service providers in lieu of cash compensation under Section 4(2) of the Securities Act of 1933, as amended. The Registrant received oil and gas drilling services, professional services, technical services from oil and gas engineers and personal services from certain of its officers and directors in lieu of cash compensation. The Registrant did not employ any public solicitation or advertising and all persons who received shares had a pre-existing business relationship with the Registrant.

(c) Exhibits.

Exhibit No.  Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIGO-ENERGY, INC.

Date: March 9, 2006	By:	/s/ DAVID LARSON
DAVID LARSON
President

INDEX TO EXHIBITS

Exhibit No.  Description

None